As filed with the Securities and Exchange Commission on January 7, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JAMES RIVER GROUP HOLDINGS, LTD.
(Exact Name of Registrant as Specified in Its Charter)
Bermuda	98-0585280
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
James River Group Holdings, Ltd.
Wellesley House, 2nd Floor
90 Pitts Bay Road
Pembroke HM 08 Bermuda
(441) 278-4580
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)
Corporation Service Company
1180 Avenue of the Americas, Suite 210
New York, New York 10036
(212) 299-5600
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)

Copy to:
Kenneth L. Henderson, Esq.
Andrew S. Rodman, Esq.
Bryan Cave LLP
1290 Avenue of the Americas
New York, NY 10104
(212) 541-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant, depending on market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Unit or Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Primary Offering:
Common Shares, $0.0002 par value per share	—	—	—	—
Preferred Shares, $0.00125 par value per share	—	—	—	—
Debt Securities(3)	—	—	—	—
Depositary Shares	—	—	—	—
Warrants to Purchase Common Shares, Preferred Shares or other securities	—	—	—	—
Units	—	—	—	—
Total Primary Offering(4)	$250,000,000	—	$250,000,000	$25,175(5)
Secondary Offering:
Common Shares, $0.0002 par value per share	14,047,238	$33.16(6)	$465,806,412.08	$46,906.71
Total Registration Fee				$72,081.71

(1)
Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the primary offering, the securities registered hereunder include such indeterminate number of common shares, preferred shares or depositary shares, number of warrants and units and principal amount of debt securities as may be issued upon conversion or exchange of any preferred shares, warrants or debt securities registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)
The proposed maximum per unit and aggregate offering prices per class of securities with respect to the primary offering will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)
Includes senior debt securities and subordinated debt securities.

(4)
Any securities registered hereunder with respect to the primary offering may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued by the Registrant from time to time pursuant to this Registration Statement exceed $250,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(5)
Calculated pursuant to Rule 457(o) under the Securities Act with respect to the primary offering.

(6)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s common shares on the NASDAQ Global Select Market on January 4, 2016.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 7, 2016
PROSPECTUS

JAMES RIVER GROUP HOLDINGS, LTD.
$250,000,000
COMMON SHARES, PREFERRED SHARES, DEBT SECURITIES
DEPOSITARY SHARES, WARRANTS, UNITS
James River Group Holdings, Ltd., from time to time, may offer, issue and sell, together or separately, up to $250,000,000 in the aggregate of  (1) common shares, par value $0.0002 per share; (2) preferred shares, par value $0.00125 per share; (3) debt securities, which may be senior or subordinated; (4) depositary shares; (5) warrants to purchase common shares, preferred shares or other securities; and (6) units consisting of two or more classes of the securities registered hereunder. The selling shareholders may also offer and sell, from time to time, up to 14,047,238 common shares. We will not receive any of the proceeds from the sale of our common shares by selling shareholders.
This prospectus contains a general description of the securities we or the selling shareholders may offer. We will provide specific terms of any offering in a supplement to this prospectus. In the prospectus supplement relating to any sales by selling shareholders, we will, among other things, identify the number of common shares that each of the selling shareholders will be selling. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before deciding to invest.
Our common shares are listed on the NASDAQ Global Select Market under the symbol “JRVR.” We expect that any common shares sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ Global Select Market or any other securities exchange of the other securities covered by the prospectus supplement.
The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution” on page 24 of this prospectus. If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from any such sale of securities by us will also be set forth in the applicable prospectus supplement.
Consider carefully the “Risk Factors” beginning on page 4, in any accompanying prospectus supplement, and in the reports we file with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus before deciding to invest in any of these securities.
We are an “emerging growth company” under applicable SEC rules and are eligible for reduced public company reporting requirements.
Neither the SEC nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2016.

i

ABOUT THIS PROSPECTUS
Unless the context indicates or suggests otherwise, references in this prospectus to “the Company,” “we,” “us” and “our” refer to James River Group Holdings, Ltd. and its consolidated subsidiaries.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using the SEC’s “shelf” registration rules. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, and any selling shareholder named herein or in an applicable prospectus supplement may offer from time to time, in one or more offerings, our common shares. We have provided to you in this prospectus a general description of the securities we or the selling shareholders may offer and the general manner in which the securities can be offered. Each time we or the selling shareholders sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and the manner in which they may be offered. We and any underwriter or agent that we may from time to time retain may also provide you with other information relating to an offering, which we refer to as “other offering material.” A prospectus supplement or any such other offering material provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material tax considerations. We may also add, update or change in the prospectus supplement or such other offering material any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the applicable prospectus supplement or other offering material, you should rely on the information in the prospectus supplement or other offering material; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided to you. You should read this prospectus and any prospectus supplement or other offering material together with additional information described under the heading “Where You Can Find More Information.”
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information.”
You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below. We or the selling shareholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We or the selling shareholders are not making an offer to sell these securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
We or the selling shareholders may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us or the selling shareholders directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

JAMES RIVER GROUP HOLDINGS, LTD.
James River Group Holdings, Ltd. is a Bermuda-based insurance holding company. We own and operate a group of specialty insurance and reinsurance companies with the objective of generating compelling returns on tangible equity while limiting volatility. We seek to do this by earning profits from insurance underwriting while opportunistically investing our capital to grow tangible equity for our shareholders. Our group includes three specialty property-casualty insurance and reinsurance segments: Excess and Surplus Lines, Specialty Admitted Insurance and Casualty Reinsurance. In all of our segments, we tend to focus on accounts associated with small or medium-sized businesses.
We are an exempted company incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number 40141. We were incorporated on May 30, 2007 under the name Franklin Holdings (Bermuda), Ltd. On September 18, 2014 we changed our name to James River Group Holdings, Ltd. Our principal executive office is located at Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HMM 08, Bermuda, and our phone number is (441) 278-4580. Our website can be found at http://www.JRGH.net, the contents of which are not a part of, and shall not be deemed to be a part of, this prospectus.
Each prospectus supplement may include additional information about us.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Information included and incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. You can identify forward-looking statements by the use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” These forward-looking statements include, among others, statements relating to our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on managements’ current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.
Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included and incorporated by reference in this prospectus as a result of various factors, many of which are beyond our control, including, among others:
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the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our loss and loss adjustment expense reserves;

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inaccurate estimates and judgments in our risk management may expose us to greater risks than intended;

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the potential loss of key members of our management team or key employees and our ability to attract and retain personnel;

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adverse economic factors, including recession, inflation, periods of high unemployment or lower economic activity could adversely affect our growth and profitability;

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a decline in our financial strength rating resulting in a reduction of new or renewal business;

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reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships;

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existing or new regulations that may inhibit our ability to achieve our business objectives or subject us to penalties or suspensions for non-compliance or cause us to incur substantial compliance costs;

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a failure of any of the loss limitations or exclusions we employ;

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potential effects on our business of emerging claim and coverage issues;

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exposure to credit risk, interest rate risk and other market risk in our investment portfolio;

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losses in our investment portfolio;

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the cyclical nature of the insurance and reinsurance industry, resulting in periods during which we may experience excess underwriting capacity and unfavorable premium rates;

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additional government or market regulation;

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our reinsurance business being subject to loss settlements made by ceding companies and fronting carriers;

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a forced sale of investments to meet our liquidity needs;

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our ability to obtain reinsurance coverage at reasonable prices or on terms that adequately protect us;

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our underwriters and other associates taking excessive risks;

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losses resulting from reinsurance counterparties failing to pay us on reinsurance claims or insurance companies with whom we have a fronting arrangement failing to pay us for claims;

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the potential impact of internal or external fraud, operational errors, systems malfunctions or cybersecurity incidents;

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our ability to manage our growth effectively;

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competition within the casualty insurance and reinsurance industry;

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an adverse outcome in a legal action that we are or may become subject to in the course of our insurance and reinsurance operations;

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in the event we do not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and are therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U.S. federal income taxation, including a higher tax rate on dividends received from us and any gain realized on a sale or other disposition of our common shares, as well as an interest charge;

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the Company, James River Group Holdings UK Limited, a holding company incorporated under the laws of England and Wales, or JRG Reinsurance Company, Ltd., a Bermuda domiciled reinsurance company and a wholly-owned subsidiary of the Company, becoming subject to U.S. federal income taxation;

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failure to maintain effective internal controls in accordance with Sarbanes-Oxley Act of 2002;

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the ownership of a significant portion of our outstanding shares by affiliates of D. E. Shaw & Co., L.P. (the “D. E. Shaw Affiliates”) and their resulting ability to exert significant influence over matters requiring shareholder approval in a manner that could conflict with the interests of other shareholders, and additionally, the D. E. Shaw Affiliates having certain rights with respect to board representation and approval rights with respect to certain transactions;

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changes in our financial condition, regulations or other factors that may restrict our ability to pay dividends; and

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other risks and uncertainties discussed under “Risk Factors” and elsewhere in this prospectus.

Forward-looking statements speak only as of the date of this prospectus. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not have any obligation, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should review the discussion under “Risk Factors” in this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2014, and those risks detailed in our subsequent reports and registration statements filed from time to time with the SEC. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date of the document in which they are included.
RISK FACTORS
Investing in our securities involves risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.
USE OF PROCEEDS
We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. We will retain broad discretion over the use of the net proceeds to us from any sale of the securities described in this prospectus. The net proceeds from any sale of our securities by us under this prospectus will be used for (i) general corporate purposes, including but not limited to working capital, capital expenditures and other business opportunities, or (ii) any other purpose specified in the applicable prospectus supplement.
We will not receive any of the proceeds from the sale of our securities by any selling shareholder.
RATIO OF EARNINGS TO FIXED CHARGES
Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities or preferred shares in the future.
GENERAL DESCRIPTION OF THE OFFERED SECURITIES
We may from time to time offer under this prospectus, separately or together, issue up to an aggregate of  $250,000,000:
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common shares;

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preferred shares, which may be represented by depositary shares as described below;

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debt securities, which may be senior or subordinated, and may be convertible into or exchangeable for common stock;

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warrants to purchase from us common shares, preferred shares or other securities; and

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units, each representing a combination of two or more of the foregoing securities.

In addition, the selling shareholders may also offer and sell from time to time, in one or more offerings, up to 14,047,238 common shares.

DESCRIPTION OF OUR SHARE CAPITAL
The following description of our share capital is a summary and is based on the provisions of our third amended and restated bye-laws (our “bye laws”) and the applicable provisions of the Bermuda Companies Act of 1981 (the “Companies Act”). This information is qualified entirely by reference to the applicable provisions of our memorandum of association, our bye-laws and the Companies Act. For information on how to obtain copies of our memorandum of association and bye-laws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”
Share Capital
Our authorized share capital consists of 200,000,000 common shares, par value $0.0002 per share, and 20,000,000 preferred shares, par value $0.00125 per share.
Preferred Shares
Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preferred shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company.
Common Shares
Common shares have no pre-emptive rights or other rights to subscribe for additional shares, and no rights of redemption, conversion or exchange. Under certain circumstances and subject to the provisions of Bermuda law and our bye-laws, we may be required to make an offer to repurchase shares held by members. All shares sold pursuant to this shelf offering will be, when issued, fully paid and non-assessable.
Dividend Policy
The board may, subject to Bermuda law and our bye-laws, declare a dividend to be paid to our members as of a record date determined by the board, in proportion to the number of shares held by such holder, subject to any rights of holders of preferred shares. No unpaid dividend shall bear any interest.
Voting Rights
In general, and subject to the adjustments described below, shareholders have one vote for each common share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of members. Under our bye-laws, if, and so long as, the votes conferred by the “Controlled Shares” (as defined below) of any person would otherwise cause such person (or any other person) to be treated as a “9.5% Shareholder” (as defined below) with respect to any matter (including, without limitation, election of directors), the votes conferred by the Controlled Shares owned by shareholders of such person’s “Controlled Group” (as defined below) will be reduced (and will be automatically reduced in the future) by whatever amount is necessary so that after any such reduction the votes conferred by the Controlled Shares of such person will not result in any other person being treated as a 9.5% Shareholder with respect to the vote on such matter. These reductions will be made pursuant to formulas provided in our bye-laws, as applied by the board within its discretion. Under these provisions certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share. Any person who was a 9.5% Shareholder as of the end of the business day that our initial public offering (the “IPO”) was consummated is exempt from these voting restrictions. The D. E. Shaw Affiliates and The Goldman Sachs Group, Inc. and its affiliate, JRVR Investors Offshore, L.P. (together, the “Goldman Entities”), are not subject to these provisions.
“Controlled Shares” means, in reference to any person, all shares that such person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the Code) or, in the case of any U.S. person, constructively (within the meaning of Section 958(b) of the Code); “Controlled Group” means, with respect to any person, all shares directly owned by such person and all shares directly owned by each other member any of whose shares are included in the Controlled Shares of such person; “9.5% Shareholder” means a U.S. person (other than a 9.5% Excluded Person) that (a) owns (within the meaning of Section 958(a) of the Code) any shares; and (b) owns, is deemed to own, or constructively owns Controlled Shares which confer votes in excess of 9.5% of the votes conferred by all of the issued and outstanding shares (in each case as determined pursuant to Section 958(b) of the Code); “9.5% Excluded Person” means any person who was, immediately after the consummation of the IPO, a 9.5% Shareholder pursuant to the definition of 9.5% Shareholder, which was the D. E. Shaw Affiliates and the Goldman Entities.
In addition, our bye-laws provide that the board may determine that certain shares, shall not carry voting rights or shall have reduced voting rights to the extent that the board reasonably determines, by the affirmative vote of a majority of the directors, that it is necessary to do so to avoid any adverse tax consequences or materially adverse legal or regulatory treatment to us, any of our subsidiaries or any shareholder or its affiliates, provided that the Board will use reasonable efforts to ensure equal treatment to similarly situated members to the extent possible under the circumstances.
Our bye-laws authorize us to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be adjusted as described above. If, after a reasonable cure period, a member fails to respond to a request by us for information or submits incomplete or inaccurate information in response to a request, the board may eliminate the shareholder’s voting rights. A member will be required to notify us in the event it acquires actual knowledge that it or one of its investors is the actual, deemed or constructive owner of 9.5% or more of our controlled shares.
Certain Bye-laws Provisions
The provisions of our bye-laws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of such persons’ terms.
Number of Directors
Our bye-laws provide that the board shall consist of eight directors or such number in excess thereof as our board of directors may determine, with the consent of at least one of the directors designated by the D. E. Shaw Affiliates (for so long as the D. E. Shaw Affiliates collectively own more than 20% of the outstanding common shares). Also, our bye-laws provide that for so long as the D. E. Shaw Affiliates collectively beneficially own shares representing at least (1) 25% of the outstanding common shares, the D. E. Shaw Affiliates shall have the right to designate two directors to the board of directors and (2) 10% (but less than 25%) of the outstanding common shares, the D. E. Shaw Affiliates shall have the right to designate one director to the board of directors.
Classified Board of Directors
In accordance with the terms of our bye-laws, our board is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. Our bye-laws further provide that the authorized number of directors may be increased only by resolution of the board, with the consent of at least one of the directors designated by the D. E. Shaw Affiliates (for so long as the D. E. Shaw Affiliates collectively beneficially own more than 20% of the outstanding common shares). Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our classified board of directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.
Limitations on Voting for Directors
Our bye-laws provide that for so long as the D. E. Shaw Affiliates collectively beneficially own more than 20% of the outstanding common shares, the D. E. Shaw Affiliates shall not have the right to vote their shares with respect to the election of certain designated directors and their successors (“Excluded

Directors”). If the board of directors consists of an even number of directors, the number of Excluded Directors will be the number representing 50% of the board or directors. If the board of directors consists of an odd number of directors, the number of Excluded Directors will be the minimum number of directors that represents a majority of the board of directors.
Removal of Directors
Our directors may be removed only for cause by the affirmative vote of the holders of at least 50% of our voting shares. Any vacancy on our board, including a vacancy resulting from an enlargement of our board, may be filled only by vote of a majority of our directors then in office. So long as the D. E. Shaw Affiliates collectively beneficially own a sufficient number of the outstanding common shares required to designate a director at an annual meeting, the D. E. Shaw Affiliates may designate the replacement of any removed director who was designated by the D. E. Shaw Affiliates.
Shareholder Action by Written Consent
Our bye-laws provide that shareholder action may be taken at an annual meeting or special meeting of shareholders. Shareholder action may also be taken by written consent in lieu of a meeting for so long as the D. E. Shaw Affiliates collectively beneficially own no less than 25% of the outstanding common shares and the D. E. Shaw Affiliates have signed the written consent. Failure to satisfy any of the requirements for a shareholder meeting or the written consent could delay, prevent or invalidate shareholder action. At such time as the D. E. Shaw Affiliates no longer beneficially own at least 25% of the outstanding common shares, the right to shareholder action by written consent will be eliminated to the fullest extent permitted under Bermuda law.
Shareholder Advance Notice Procedure
Our bye-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our shareholders. The bye-laws provide that any shareholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our secretary a written notice of the shareholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. To be timely, the shareholder’s notice must be delivered to or mailed and received by us not less than 90 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 25 days before or after such anniversary date, we must receive the notice not earlier than 120 days prior to such annual general meeting and not later than the later of 70 days prior to the date of the general meeting or the close of business on the tenth day following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made. The notice must include the following information:
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the name and address of the shareholder who intends to make the nomination and the name and address of the person or persons to be nominated or the nature of the business to be proposed;

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a representation that the shareholder is a holder of record of our share capital entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons or to introduce the business specified in the notice;

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if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the shareholder;

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such other information regarding each nominee to be proposed by such shareholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules if the nominee had been nominated, or intended to be nominated, by the board of directors;

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a brief description of any business desired to be brought before the general meeting, the text of the proposal or business, the reasons for conducting such business at the general meeting and any material interest in such business of such shareholder;

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if applicable, the consent of each nominee to serve as a director if elected; and such other information that the board of directors may request in its discretion;

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the class and number of shares that are held of record or beneficially owned by the shareholder;

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a description of any agreement, arrangement or understanding in order to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder;

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the principal amount of and description of indebtedness of the Company or any of its subsidiaries that is held by the shareholder;

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a representation as to whether the shareholder intends or is part of a group that intends to deliver a proxy statement to shareholders or to otherwise solicit proxies from other shareholders; and

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such other information that the board of directors may request in its discretion.

Right to Repurchase Our Common Shares in the Event of Adverse Tax Consequences
Under our bye-laws and subject to the law of Bermuda, we have the option, but not the obligation, to purchase all or part of the shares of the Company held by a shareholder, other than any shareholder that owns more than 9.5% of the total voting power of our common shares as of the consummation of the IPO, at fair market value (as determined by the average closing sales prices of the shares on certain exchanges, or if there is no sales price or quotation available, by an investment advisor selected by our board of directors and reasonably approved by the shareholder whose shares are being purchased) to the extent that the board of directors determines that such shareholder’s ownership of such common shares may result in an adverse tax consequence or materially adverse legal or regulatory treatment for the Company or any of its subsidiaries or any other person; provided that the board of directors will use reasonable efforts to exercise such discretion equally among similarly situated shareholders. The D. E. Shaw Affiliates and the Goldman Sachs Entities are not subject to this provision.
Amendments to Memorandum of Association and Bye-laws
Amendments to our bye-laws require an affirmative vote of the majority of our board and a majority of the votes cast at any annual or special meeting of shareholders. Amendments to our memorandum of association require an affirmative vote of the majority of our board and 66.67% of the outstanding shares then entitled to vote at any annual or special meeting of shareholders. Our bye-laws also provide that specified provisions of our bye-laws may not be amended, altered or repealed unless the amendment is approved by the affirmative vote of 66.67% of the directors then in office and the holders of at least 66.67% of the issued and outstanding shares then entitled to vote at any annual or special meeting of shareholders, including the provisions governing voting, the election of directors, our classified board, director removal and amendments to our bye-laws and memorandum of association. In addition, so long as the D. E. Shaw Affiliates collectively beneficially own at least 20% of the outstanding common shares, no amendment to the memorandum of association or bye-laws which would have a material adverse effect on the D. E. Shaw Affiliates may be made without consent of the D. E. Shaw Affiliates.
These provisions make it more difficult for any person to remove or amend any provisions in our memorandum of association and bye-laws that may have an anti-takeover effect.
Certain D. E. Shaw Affiliate Rights
For so long as the D. E. Shaw Affiliates collectively beneficially own at least 20% of the outstanding common shares of the Company, until the third anniversary of the consummation of the IPO, the approval of a D. E. Shaw Affiliates designated director is required for (1) us to sell all or substantially all of our assets, merge, consolidate or enter into another similar business combination transaction, subject to certain limited exceptions involving, among other things, related party transactions or proposed related party transactions and (2) the appointment, removal, termination or replacement of our chairman of the board, chief executive officer, chief operating officer or our chief financial officer. In addition, during such three year period, so long as the D. E. Shaw Affiliates collectively beneficially own at least 20% of the outstanding shares of the Company, subject to applicable listing requirements, a director designated by the D. E. Shaw Affiliates is entitled to serve as chair of our board’s compensation committee and a director designated by the D. E. Shaw Affiliates also has the right to attend meetings of any committee of our board.
Meetings of Shareholders
Our annual general meeting is held each year. A special general meeting is held when, in the judgment of the Chairman, any two directors, any director and our secretary or the board, such a meeting is necessary. In addition, upon receiving a requisition from holders of at least 10% of our voting shares, the board shall convene a special general meeting. At least two or more persons representing more than 50% of our aggregate voting power must be present to constitute a quorum for the transaction of business at a general meeting, provided that if we shall at any time have only one member, one member present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time. No shareholder may participate in any general meeting during which the shareholder (or shareholder’s representative) is physically present in the United States. As determined according to certain adjustments of voting power specified in our bye-laws (See “— Voting Rights”), questions proposed for consideration by the shareholders will be decided by the affirmative vote of the majority of the votes cast.
Corporate Opportunities
Our bye-laws provide that, except for persons that are officers, managers or employees of the Company, and directors who are officers, managers or employees of the Company, no shareholder nor any of its affiliates, or any of its or their respective directors, officers, employees, agents, general or limited partners, managers, members, or shareholders, in any case whether or not one of our directors or officers, have any duty to communicate or present any investment or business opportunity or prospective transaction, agreement, arrangement, or other economic advantage to us. In addition, to the fullest extent permitted by law, such persons may engage in businesses competitive with ours. In our bye-laws we explicitly renounce any interest of the Company in such opportunities and any expectation that such opportunities will be offered to us.
Market Listing
We list our common shares on the NASDAQ Global Select Market under the symbol “JRVR.”
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be senior, senior subordinated or subordinated obligations and, unless otherwise specified in the prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
As a holding company, our operations are conducted through our insurance and reinsurance subsidiaries, and most of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends. The payment of dividends by our insurance and reinsurance subsidiaries is limited under the laws and regulations of their respective domicile. These regulations stipulate the maximum amount of annual dividends or other distributions available to shareholders without prior approval of the relevant regulatory authorities. Additionally, dividends from our U.S. subsidiaries to our U.K. holding company are subject to a 5% withholding tax by the IRS. Under U.K. domestic law, no withholding tax is applied to dividends paid by U.K. tax resident companies.
Because we are a holding company, we rely on dividends from, and permitted payments under tax and expense-sharing arrangements with, our subsidiaries to meet our liquidity needs, and therefore to make payments in respect of our securities. As such, any securities we issue will be structurally subordinated to the indebtedness and other liabilities, if any, of our subsidiaries, including claims of our subsidiaries’ policyholders, trade and general creditors, and any taxing authorities. Any claims we have as an unsecured creditor of one of our subsidiaries would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to the indebtedness held by us.
The debt securities will be issued under an indenture between us and a trustee to be identified in the applicable prospectus supplement. We have summarized select portions of the indenture below. However, you should not rely on this summary because the applicable indenture, and not this summary, defines your rights as a holder of the debt securities. When the debt securities are offered in the future, a prospectus supplement and the information incorporated by reference, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement and information incorporated by reference will supplement and, if applicable, may modify or replace the general terms described in this section. This summary and any description of debt securities in the applicable prospectus supplement or information incorporated by reference is subject to and is qualified in its entirety by reference to all the provisions of the applicable indenture, as such indenture may be supplemented, amended or modified from time to time as provided therein. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
The registered holder of a debt security will be treated as the owner of it for all purposes. Only registered holders will have rights under the applicable indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board and set forth or determined in the manner provided in a resolution of our board, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue debt securities under the indenture, which may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. Any guarantor of our debt securities will become a party to the indenture.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Unless we state otherwise in the applicable prospectus supplement, each debt security will be represented by either one or more global securities issued in book-entry form and registered in the name of The Depository Trust Company, or the “depositary”, or a nominee of the depositary (we will refer to any debt security represented by a global debt security in book-entry form as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, global debt securities will not be issuable in certificated form.
Certificated Debt Securities
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System
Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary and bear any required legends.
No global debt security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
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the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case, we fail to appoint a successor depositary qualified to act as depositary within 90 days of such event;

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an event of default is continuing with respect to the debt securities of the applicable series;

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we execute and deliver to the trustee an officer’s certificate to the effect that such global debt security shall be so exchangeable; or

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any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global debt security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global debt security for all purposes under the applicable indenture. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:
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entitled to have the debt securities registered in their names;

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entitled to physical delivery of certificated debt securities; or

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considered to be holders of those debt securities under the applicable indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global debt security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global debt security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.
Ownership of beneficial interests in a global debt security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.
Payments, transfers and exchanges relating to beneficial interests in a global debt security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we nor any agents of ours or the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global debt security.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to any person (a “successor person”) unless:
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we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of Bermuda or any U.S. domestic jurisdiction and expressly assumes by supplemental indenture our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing.

Upon the assumption by the successor person of the obligations under the indenture, the successor person will be substituted for us, and, except in the case of a lease of all or substantially all of our assets, we will be relieved of any further obligations under the indenture and the debt securities.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of their properties to us.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of thirty days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the thirty-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of ninety days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than twenty-five percent of the principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; or

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than twenty-five percent of the principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of  (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall provide to the depositary, in the case of global debt securities, or mail to holders, in the case of certificated debt securities, a notice of Default within ninety days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series;

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the holders of not less than twenty-five percent of the principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security reasonably satisfactory to the trustee to institute the proceeding as trustee; and

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the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and the trustee has failed to institute the proceeding within sixty days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
Modification and Waiver
We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect, mistake or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to add to, change or eliminate any provision in respect of one or more series of debt securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) shall become effective only when there is no such debt security outstanding;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “TIA”).

We may also modify and amend the indenture or the debt securities with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank, to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default
In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.
Satisfaction and Discharge of Indenture
In addition to “Legal Defeasance” and “Defeasance of Certain Covenants” set forth above, the indenture will be satisfied and discharged with respect to a particular series of debt securities if:
•
We deliver to the trustee for cancellation all of the debt securities of such series then outstanding; or

•
All of the debt securities of such series have become due and payable or are to become due and payable within one year or are to be called for redemption within one year and we deposit and amount of cash or U.S. government obligations sufficient to pay the principal of and premium, if any, and interest on those debt securities to the date of maturity or redemption.

The Trustee
Each prospectus supplement will identify the trustee selected for the applicable indenture.
If an Event of Default occurs and is continuing, the trustee must exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use under the circumstances in the conduct of such individual’s own affairs.
The indenture limits the right of the trustee, if it is one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If, after the occurrence of a default under the indenture, the trustee acquires any conflicting interest within the meaning of the TIA, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest, unless the default has been cured, waived or otherwise eliminated within the 90-day period.
No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
We describe in this section the general terms of depositary shares. We will describe the specific terms of any depositary shares issued in a prospectus supplement. The following description of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipt that will be filed with the SEC in connection with any particular offering of depositary shares.
General
We may offer fractional interests in preferred shares, rather than full preferred shares. In that case, we will provide for the issuance by a depositary to investors of receipts for depositary shares, each representing a fractional interest in a share of a particular series of preferred shares. The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. For a description of our preferred shares, see “Description of Our Share Capital — Share Capital — Preferred Shares.”
The shares of any series of preferred shares underlying the depositary shares will be deposited under a deposit agreement between us and the depositary, which must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000. The depositary will be identified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred shares underlying such depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.
Dividends and Other Distributions
The depositary will distribute all cash dividends, if any, and other cash distributions, if any, received in respect of the preferred shares to the record holders of depositary shares representing the preferred shares in proportion to the number of depositary shares owned by such holders on the relevant record date.
If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
Withdrawal
Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, if you surrender depositary receipts at the principal office of the depositary, then you will be entitled to receive the number of preferred shares and any money or other property represented by such depositary shares. We will not issue partial preferred shares. If you deliver depositary receipts evidencing a number of depositary shares that represent other than a whole number of preferred shares by surrender for redemption or exchange, the depositary will issue to you a new depositary receipt evidencing the remainder of depositary shares at the same time that the preferred shares are withdrawn. Holders of preferred shares received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those preferred shares.
Redemption of Depositary Shares
Unless otherwise specified in the applicable prospectus supplement, neither the depositary shares nor the series of preferred shares underlying the depositary shares will be convertible or exchangeable into any other class or series of our share capital.
If the series of the preferred shares underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preferred shares held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred shares that the depositary share bears to the underlying preferred shares. Whenever we redeem preferred shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the preferred shares redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.
Voting the Preferred Shares
Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to the preferred shares. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the depositary as to how the preferred shares underlying the holder’s depositary shares should be voted. The depositary will be required to vote, insofar as practicable, the number of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred shares.
Amendment and Termination of the Deposit Agreement
We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement by agreement with the depositary at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts of a particular series or class will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares of such series or class then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. The deposit agreement may be terminated by us or the depositary only if:
•
all outstanding depositary shares relating to the deposit agreement have been redeemed or converted into or exchanged for other securities;

•
there has been a final distribution on the preferred shares underlying the depositary shares relating to the deposit agreement in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts; or

•
the holders of depositary receipts representing not less than a specified majority of the outstanding depositary shares relating to the deposit agreement have consented to such termination.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of the related class or series of preferred shares and any redemption of such preferred shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement for their accounts.
The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of preferred shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such preferred shares are paid by the holders thereof.
Miscellaneous
The depositary will forward to the holders of depositary receipts all reports and communications that we must furnish to the holders of the preferred shares.

Neither we nor the depositary will be liable for any damages if, by law or any circumstance beyond our control, either of us is prevented or delayed in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of the duties set forth in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS TO PURCHASE COMMON
SHARES, PREFERRED SHARES OR OTHER SECURITIES
The following is a description of the warrants that we may issue from time to time. The particular terms relating to the warrants, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the warrants.
We may issue warrants to purchase common shares or our preferred shares, depositary shares, senior debt securities, senior subordinated debt securities, subordinated debt securities or any combination thereof. The warrants may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants of any series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the terms of any warrants and the related offering in respect of which this prospectus is being delivered, including the following:
•
the title of the warrants;

•
the aggregate number of the warrants;

•
the price or prices at which the warrants will be issued;

•
the designation and terms of the underlying securities purchasable upon exercise of the warrants and the number of such underlying securities initially issuable upon exercise of the warrants;

•
the price or prices at which the warrants may be exercised to purchase the securities underlying them;

•
the date on which the right to exercise the warrants will commence and the date on which the right shall expire;

•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•
if applicable, the designation and terms of the other securities with which the warrants are issued and the number of such warrants issued with each such underlying warrant;

•
if applicable, the date on and after which the warrants and other securities will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
if applicable, a discussion of certain U.S. federal income tax considerations and tax considerations under the laws of the United Kingdom and Bermuda law;

•
the procedures and conditions relating to the exercise of the warrants; and

•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In the case of warrants to purchase our share capital, certain provisions may allow or require the exercise price payable and/or the number of common shares purchasable upon warrant exercise to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a share dividend or a combination, subdivision or reclassification of shares; the issuance of rights, warrants or options to all common and preferred shareholders entitling them to purchase our common shares for an aggregate consideration per share less than the current market price per common share; and any other events described in the prospectus supplement.

DESCRIPTION OF UNITS
We may issue units consisting of common shares, preferred shares, debt securities, warrants, rights or any combination of those securities. The applicable prospectus supplement will describe their terms of any units and the related offering in respect of which this prospectus is being delivered, including the following:
•
the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately or exchanged for or converted into any other securities;

•
the terms of any unit agreement governing the units;

•
if applicable, a discussion of certain U.S. federal income tax considerations and Bermuda law; and

•
the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
We or the selling shareholders may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:
•
the terms of the offering;

•
the names of any underwriters or agents;

•
the name or names of any managing underwriter or underwriters;

•
the purchase price of the securities;

•
the net proceeds from the sale of the securities;

•
any delayed delivery arrangements;

•
any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•
any initial public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any commissions paid to agents.

We may issue to the holders of our common shares on a pro rata basis for no consideration, subscription rights to purchase our common shares or preferred shares. These subscription rights may or may not be transferable by shareholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred shares through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred shares through the issuance of subscription rights. Pursuant to a requirement by the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the maximum gross proceeds of the securities that may be sold under this prospectus.
Sales through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us, or the selling shareholders, as applicable. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.
If dealers are used in the sale of securities offered through this prospectus, we or the selling shareholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents
We or the selling shareholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us or the selling shareholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We or the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.
Delayed Delivery Contracts
If the prospectus supplement indicates, we or the selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Market Making, Stabilization and Other Transactions
Unless the applicable prospectus supplement states otherwise, each series of offered securities offered by us will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we or the selling shareholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Derivative Transactions and Hedging
We, the selling shareholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Electronic Auctions
We or the selling shareholders may also make sales through the Internet or through other electronic means. Since we or the selling shareholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us or the selling shareholders, as applicable, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of  “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General Information
Agents, underwriters and dealers may be entitled, under agreements entered into with us, to indemnification by us or the selling shareholders against certain liabilities, including liabilities under the Securities Act.

SELLING SHAREHOLDERS
The following table sets forth information as of December 31, 2015, with respect to the selling shareholders and our common shares beneficially owned by the selling shareholders that may from time to time be offered or sold pursuant to this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. Information concerning the selling shareholders may change from time to time, and any changed information will be set forth in supplements to this prospectus or a post-effective amendment to the registration statement to which this prospectus relates if and when necessary. The selling shareholders may offer all, some or none of their common shares. We cannot advise you as to whether the selling shareholders will in fact sell any or all of such common shares.
	Common Shares Beneficially Owned		Common Shares that May be Offered for Resale	Common Shares Beneficially Owned After the Sale of the Maximum Number of Common Shares
Selling Shareholder	Number of Shares	Percentage of Common Shares Outstanding	Number of Shares	Number of Shares	Percentage of Common Shares Outstanding
The D. E. Shaw Affiliates(1)	14,047,238	48.5%	14,047,238	0	—

(1)
Includes 2,444,231 common shares held directly by D. E. Shaw CF-SP Franklin, L.L.C.; 6,920,594 common shares held directly by D. E. Shaw CH-SP Franklin, L.L.C. and 4,682,413 common shares held directly by D. E. Shaw Oculus Portfolios, L.L.C. (collectively, the “Subject Shares”). Each of the D. E. Shaw Affiliates has the power to dispose of the Subject Shares directly owned by it. The D. E. Shaw Affiliates retain voting power over 12,154,460 common shares in the aggregate (the “Voting Shares”). The D. E. Shaw Affiliates have granted irrevocable voting proxies to each of J. Adam Abram, our Chairman and Chief Executive Officer, Robert Myron, our President and Chief Operating Officer, Michael Oakes, a director, and Gregg Davis, our Chief Financial Officer, with respect to 473,195, 473,195, 473,194, and 473,194 common shares, respectively, as of December 31, 2015. The number of common shares of the D. E. Shaw Affiliates that each of the aforementioned persons has the power to vote pursuant to the irrevocable proxies, as well as the aggregate number of common shares subject to the proxies, is determined based upon a formula set forth in the proxies. Pursuant to the terms of the proxies, each of the proxies will automatically terminate upon the D. E. Shaw Affiliates ceasing to own, in the aggregate, in excess of 42% of the voting power of our outstanding voting securities.

D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of each of the D. E. Shaw Affiliates, may be deemed to have the shared power to vote or direct the vote of the Voting Shares, and the shared power to dispose or direct the disposition of the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as the managing member of DESCO LLC, may also be deemed to have the shared power to vote or direct the vote of the Voting Shares, and the shared power to dispose or direct the disposition of the Subject Shares. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of each of the D. E. Shaw Affiliates, may be deemed to have the shared power to vote or direct the vote of the Voting Shares, and the shared power to dispose or direct the disposition of the Subject Shares. As general partner of DESCO LP, D. E. Shaw & Co., Inc. (“DESCO Inc.”) may be deemed to have the shared power to vote or to direct the vote of the Voting Shares and the shared power to dispose or direct the disposition of the Subject Shares. Anne Dinning, Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting control over the Voting Shares and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf. None of DESCO LLC, DESCO II Inc., DESCO LP, or DESCO Inc. owns any common shares directly, and each such entity disclaims beneficial ownership of the Subject Shares, except to the extent of any pecuniary interest therein. David E. Shaw does not own any common shares directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of the Voting Shares and the shared power to dispose or direct the disposition of the

Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares except to the extent of any pecuniary interest therein. Bryan Martin and David Zwillinger, directors of the Company, are each officers of DESCO LP and thus may be deemed to have the shared power to vote or to direct the vote of the Voting Shares and the shared power to dispose or direct the disposition of the Subject Shares. Bryan Martin and David Zwillinger disclaim beneficial ownership of the Subject Shares, except to the extent of each such person’s pecuniary interest therein. The address of the D. E. Shaw Affiliates is 1166 Avenue of the Americas, Sixth Floor, New York, New York 10036
Material Relationships with the Selling Shareholders
We are parties to a number of agreements with the D. E. Shaw Affiliates and their affiliates. In December 2014, we completed the IPO. In our IPO, the D. E. Shaw affiliates sold 6,670,762 common shares in the aggregate, representing 56.8% of the common shares sold in the offering. In connection with the consummation of our IPO in December 2014, we entered into a Registration Rights Agreement with the D. E. Shaw Affiliates and other parties, pursuant to which, among other things, the D. E. Shaw Affiliates received certain “demand” and “piggyback” registration rights with respect to the common shares that such parties own. Additionally, our bye-laws contain rights in favor of the D. E. Shaw Affiliates, among other things, to designate directors and require that such directors approve certain significant actions that we may take. Pursuant to their right to designate directors under our bye-laws, the D. E. Shaw Affiliates designated Bryan Martin and David Zwillinger for reelection as directors for a three year term at our 2015 annual general meeting. Additionally, we are a party to an indemnification agreement with the D. E. Shaw Affiliates, and have entered into investment transactions with affiliates of the D. E. Shaw Affiliates.
For additional information regarding these relationships see “Description of Our Share Capital” in this prospectus, and “Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2015 which is incorporated herein by reference.

LEGAL MATTERS
Certain legal matters with respect to U.S. federal law and New York law with respect to the validity of the offered securities will be passed upon for us by Bryan Cave LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of James River Group Holdings, Ltd. appearing in James River Group Holdings, Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2014 (including schedules appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS
We are a Bermuda company. In addition, certain of our officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the U.S. federal securities laws.
We have been advised by Conyers Dill & Pearman Limited, our Bermuda counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Conyers Dill & Pearman Limited that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws obtained in actions against us or our directors and officers and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the U.S. federal securities laws. A Bermuda court may, however, impose civil liability on us or our officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part. This prospectus and any accompanying prospectus supplements do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our Company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. You may read and copy these documents at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Section may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov.

Our common shares are listed on the NASDAQ Global Select Market under the ticker symbol “JRVR.” Our SEC filings are also available (free of charge) from our web site at http://www.JRGH.net, the contents of which are not a part of, and shall not be deemed to be a part of, this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 12, 2015;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, filed on May 12, 2015, August 10, 2015 and November 10, 2015, respectively;

•
our Current Report on Form 8-K, filed on May 6, 2015 (excluding the information furnished under Items 2.02 and 9.01 thereof);

•
our Definitive Proxy Statement on Schedule 14A, filed on April 6, 2015 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2014); and

•
the description of common shares set forth in our registration statement on Form 8-A filed on December 9, 2014, including any and all amendments and reports filed for the purpose of updating that description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.
We will provide to each person to whom this prospectus is delivered, upon written or oral request of any person, without charge, a copy of any or all of the documents incorporated herein by reference, other than exhibits to the documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for copies in writing or by telephone should be directed to:
James River Group Holdings, Ltd.
Wellesley House, 2nd Floor
90 Pitts Bay Road
Pembroke HM 08 Bermuda
Attn: Bob Myron
Phone: (441) 278-4580
You may also obtain a copy of these filings from our Internet web site at http://www.JRGH.net. Please note, however, that the information on our Internet web site, other than the documents listed above, is not incorporated into this prospectus by reference and should not be considered a part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses (other than the SEC registration fee), other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the securities being registered.
Amount to be Paid
SEC Registration Fee	72,082
Printing	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
FINRA Fees	*
Total	*

*
These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B under the Securities Act, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15.
Indemnification of Directors and Officers

Bye-law 55 of our bye-laws provides, among other things, that we shall indemnify our directors and officers. Specifically, bye-law 55 provides that our directors and officers, as well as their heirs, executors and administrators, shall, subject to the Companies Act prohibitions described below, be indemnified by us from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or any bankers or other persons with whom any moneys or effect belonging to us shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to us shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto. We are not required, however, to indemnify any person for the fraud or willful misconduct of such person.
Bye-law 55 of our bye-laws also provides that, except with respect to matters involving fraud or willful misconduct of our directors and officers, each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of us, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for us.
Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to us. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

Indemnification Agreements.   We have entered into indemnification agreements to indemnify our directors and executive officers. These agreements provide for indemnification of our directors and executive officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, arising out of such person’s services as our director or executive officer, any of our subsidiaries or any other company or enterprise to which the person provided services at our request.
Item 16.
Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index and is incorporated herein by reference.
Item 17.
Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by

Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its respective securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
If applicable, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(e)
The undersigned registrant hereby undertakes that:

(i)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective.

(ii)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(f)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, James River Group Holdings, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on this 7th day of January, 2016.
JAMES RIVER GROUP HOLDINGS, LTD.
By:	/s/ Robert P. Myron
	Name:	Robert P. Myron
	Title:	President and Chief Operating Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned does hereby make, constitute and appoint J. Adam Abram, Robert P. Myron, Gregg T. Davis and each of them, as true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution, resubstitution and revocation, for and in the name, place and stead of the undersigned, to execute and deliver this Registration Statement on Form S-3, and any and all amendments thereto, including any post-effective amendments and supplements to this registration statement, and any additional registration statement filed pursuant to Rule 462(b); such registration statement and each such amendment to be in such form and to contain such terms and provisions as said attorney or substitute shall deem necessary or desirable; giving and granting unto said attorney, or to such person or persons as in any case may be appointed pursuant to the power of substitution herein given, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or, in the opinion of said attorney or substitute, able to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney or such substitute shall lawfully do or cause to be done by virtue hereof.
****
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ J. Adam Abram J. Adam Abram	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	January 7, 2016
/s/ Robert P. Myron Robert P. Myron	President, Chief Operating Officer and Director	January 7, 2016
/s/ Gregg T. Davis Gregg T. Davis	Chief Financial Officer (Principal Financial Officer)	January 7, 2016
/s/ Michael E. Crow Michael E. Crow	Principal Accounting Officer	January 7, 2016
/s/ Bryan Martin Bryan Martin	Director	January 7, 2016
/s/ Jerry R. Masters Jerry R. Masters	Director	January 7, 2016
/s/ Michael T. Oakes Michael T. Oakes	Director	December 18, 2015

Signature	Title	Date
/s/ R.J. Pelosky, Jr. R.J. Pelosky, Jr.	Director	January 7, 2016
/s/ Thomas R. Sandler Thomas R. Sandler	Director	January 7, 2016
/s/ David Zwillinger David Zwillinger	Director	January 7, 2016
/s/ Michael E. Crow Michael E. Crow	Authorized Representative in the United States	January 7, 2016

EXHIBIT INDEX
Exhibit Number	Description of Document
1.1+	Form of Underwriting Agreement relating to Common Shares
1.2+	Form of Underwriting Agreement relating to Preferred Shares
1.3+	Form of Underwriting Agreement relating to Debt Securities
1.4+	Form of Underwriting Agreement relating to Warrants
1.5+	Form of Underwriting Agreement relating to Units
3.1	Memorandum of Association of James River Group Holdings, Ltd. (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form S-1, Registration No. 333-199958, filed with the SEC on November 7, 2014)
3.2	Certificate of Deposit of Memorandum of Increase of Share Capital, dated October 7, 2009 (incorporated by reference to Exhibit 3.5 of the Registration Statement on Form S-1, Registration No. 333-199958, filed with the SEC on November 7, 2014)
3.3	Third Amended and Restated Bye-Laws of James River Group Holdings, Ltd. (incorporated by reference to Exhibit 3.6 of the Annual Report on Form 10-K, File No. 001-36777, filed with the SEC on March 12, 2015)
4.1	Form of Certificate of Common Shares (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to the Registration Statement on Form S-1, Registration No. 333-199958, filed with the SEC on November 24, 2014)
4.2	Registration Rights Agreement, dated as of December 17, 2014, by and among (1) James River Group Holdings, Ltd.; (2) (a) D. E. Shaw CH-SP Franklin, L.L.C., a Delaware limited liability company, D. E. Shaw CF-SP Franklin, L.L.C., a Delaware limited liability company, and D. E. Shaw Oculus Portfolios, L.L.C., a Delaware limited liability company; and (b) The Goldman Sachs Group, Inc., a Delaware corporation, and Goldman Sachs JRVR Investors Offshore, L.P., a Cayman Islands exempted limited partnership and (3) the persons identified as “Management Investors” on the signature pages thereto (incorporated by reference to Exhibit 10.25 of the Annual Report on Form 10-K, File No. 001-36777, filed with the SEC on March 12, 2015)
4.3	Form of Indenture for Debt Securities (filed herewith)
4.4+	Form of Warrant Agreement (including the Form of Warrant Certificate)
4.5+	Form of Deposit Agreement (including the Form of Depositary Share Certificate) with respect to Depositary Shares
4.6+	Form of Depositary Receipt
4.7+	Form of Unit Agreement (including form of Unit Certificate)
4.8+	Form of Debt Securities
5.1	Opinion of Conyers Dill & Pearman Limited to the Registrant (filed herewith)
5.2	Opinion of Conyers Dill & Pearman Limited to the Registrant (filed herewith)
12+	Computation of Ratio of Earnings to Fixed Charges and to Combined Fixed Charges and Preferred Shares Dividends
23.1	Consent of Ernst & Young LLP (filed herewith)
23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
23.3	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.2)
24	Power of Attorney (included on the signature page of the Form S-3)
25.1+	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of designated trustee under the Indenture
99.1	Form F-N (filed herewith)

+
To the extent required, to be filed either by a post-effective amendment to the registration statement or as an exhibit to a Current Report on Form 8-K or Quarterly Report on Form 10-Q pursuant to Item 601 of Regulation S-K and incorporated by reference herein.